Exhibit 99.2

[LETTERHEAD OF UBS SECURITIES LLC]

Board of Directors
Caesars Entertainment, Inc.
3930 Howard Hughes Parkway
Las Vegas, Nevada 89109

Members of the Board:

     We hereby consent to the inclusion of our opinion letter as Annex C to, and to the reference thereto under the caption “SUMMARY—Opinions of Financial Advisors—Caesars,” “THE MERGER—Background of the Merger,” “THE MERGER—Recommendation of the Caesars Board of Directors and its Reasons for the Merger” and “THE MERGER— Opinion of Caesars’ Financial Advisor”, in the Joint Proxy Statement/Prospectus of Harrah’s Entertainment, Inc. (“Harrah’s”) and Caesars Entertainment, Inc. (“Caesars”) relating to the proposed merger involving Harrah’s and Caesars, which Joint Proxy Statement/Prospectus is part of the Registration Statement on Form S-4 of Harrah’s. By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

/s/ UBS Securities LLC

UBS SECURITIES LLC

New York, New York
October 18, 2004